BY-LAWS

OF

NUVEEN OPEN END FUNDS

ORGANIZED AS

MASSACHUSETTS BUSINESS TRUSTS

(Amended and Restated as of October 20, 2021)

ARTICLE I

DECLARATION OF TRUST AND OFFICES

Section 1.1        The Trust; Declaration of Trust. These are the By-Laws of each Trust listed on Exhibit A, each a Massachusetts business trust established by its own Declaration of Trust (each such Trust being referred to individually as the “Trust”) and each series of such Trust (each such series being referred to individually as a “Series”). The Trust shall be subject to the Declaration of Trust, as from time to time in effect (the “Declaration of Trust”). Each Shareholder of a Series of the Trust, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to be bound by the terms of the Declaration of Trust and these By-Laws.

Section 1.2        Registered Agent. The registered agent of the Trust in the Commonwealth of Massachusetts shall be CT Corporation System, 155 Federal Street, Boston, Massachusetts, or such other agent as may be fixed by the Trustees.

Section 1.3        Other Offices. The Trust may have such other offices and places of business within or without the Commonwealth of Massachusetts as the Trustees shall determine.

ARTICLE II

SHAREHOLDERS

Section 2.1        Place of Meetings.

(a)        Meetings of the Shareholders may be held at such place or places within or without the Commonwealth of Massachusetts as shall be fixed by the Trustees or by the officers of the Trust and stated in the notice of the meeting, or in accordance with the following paragraph (b).

(b)        Notwithstanding anything to the contrary in these By-Laws, the Trustees or the officers of the Trust may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these By-Laws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by applicable law. Shareholders and proxy holders entitled to be present and to vote at the meeting that are not physically present at such a meeting but participate by means of remote communication shall be considered present in person for all purposes under these By-

Laws and may vote at such a meeting. Subject to any guidelines and procedures that the Trustees or the officers of the Trust may adopt, any meeting at which Shareholders or proxy holders are permitted to participate by means of remote communication shall be conducted in accordance with the following, except to the extent otherwise permitted by the federal securities laws and the rules thereunder applicable to the Trust, including any exemptive, interpretive or other relief (including no-action relief) or guidance issued by the Securities and Exchange Commission or the Staff of the Securities and Exchange Commission.

(i)        The Trust shall implement, at the direction of the Chief Administrative Officer or his or her designee, reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a Shareholder or proxy holder;

(ii)        The Trust shall implement, at the direction of the Chief Administrative Officer or his or her designee, reasonable measures to provide the Shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings; and

(iii)        In the event any Shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Trust.

Section 2.2        Regular Meetings. There shall be no annual or other regular meetings of Shareholders except as otherwise required by applicable law.

Section 2.3        Special Meetings.

(a)        Special meetings of the Shareholders for any purpose or purposes may be called by the Trustees.

(b)        Special meetings of the Shareholders must be called upon the written request of holders of at least one-tenth of the outstanding shares of beneficial interest entitled to vote at such meeting (the “Required Shares”). In order to be deemed properly submitted to the Trust, a written request of Shareholders to call a special meeting (a “Special Meeting Request”) must comply with this Section 2.3(b).

(i)        Any Shareholder(s) seeking to request a special meeting shall send the Special Meeting Request to the Secretary by registered mail, return receipt requested, requesting the Secretary to call a special meeting. Proof of the requesting Shareholder’s ownership of the Required Shares at the time of giving the Special Meeting Request must accompany the requesting Shareholder’s Special Meeting Request. The Special Meeting Request shall: (1) set forth the purpose of the meeting, which must be to act on a matter upon which the requesting Shareholder(s) are entitled to vote under the terms of the Declaration of Trust, (2) be signed by each requesting Shareholder (or its duly authorized agent), (3) bear the date of signature of each requesting Shareholder (or its duly authorized agent), (4) set forth all information that each requesting Shareholder, and with respect to the beneficial owners of Required Shares on whose behalf such request is being made, each such beneficial owner of Shares, would be required to disclose in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, whether or not such Person intends to deliver a proxy statement or solicit proxies, and (5) include or be accompanied by all additional information required by Section 2.6 of these By-Laws. If information submitted pursuant to this Section 2.3(b)(i) shall be incomplete or inaccurate at the time of its submission to the Trust, the Special Meeting Request shall be ineffective for failure to satisfy the requirements of these By-Laws.

(ii)        Upon receiving a properly submitted Special Meeting Request, the Trustees shall in their discretion fix a date for the special meeting. In fixing a date for any special meeting, the Trustees may consider such factors as they deem relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Trustees to call a special meeting.

(iii)        Any requesting Shareholder (or its duly authorized agent) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(iv)        If written revocation of the Special Meeting Request has been delivered to the Secretary by one or more requesting Shareholders and the result of such revocation(s) is that holders of less than the Required Shares have delivered, and not revoked, requests for a special meeting to the Secretary: (1) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting Shareholders who have not revoked such requests written notice of such revocations and written notice that the Trust intends to not deliver notice of the meeting, or (2) if the notice of meeting has been delivered and if the Secretary first sends to all requesting Shareholders who have not revoked such requests written notice of such revocations and written notice of the Trust’s intention to revoke the notice of the meeting or for the chair of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time at least ten (10) days before the commencement of the meeting or (B) the chair of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any Special Meeting Request received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(v)        The Trustees or an officer of the Trust may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the Secretary until the earlier of (1) five (5) business days after actual receipt by the Secretary of such purported request and (2) such date as the independent inspectors certify to the Trust that the valid requests received by the Secretary represent holders of not less than the Required Shares. Nothing contained in this paragraph

(v)        shall in any way be construed to suggest or imply that the Trust or any Shareholder shall not be entitled to contest the validity of any request, whether during or after such five (5) business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)        No business shall be conducted at a special meeting of the Shareholders except such business as shall be set forth in the Trust’s notice of meeting, in accordance with the procedures set forth in this Section 2.3 and in compliance with Section 2.5 and Section 2.6 of these By-Laws and Article IX of the Declaration of Trust. If the chair of a special meeting determines that proposed business was not properly brought before such meeting in accordance with this Section 2.3(c), the chair of the meeting shall declare to the meeting that the proposed business was not properly brought before the meeting and such proposed business shall not be transacted; provided, however, that such proposed business shall not be presumed to be valid in the absence of such a declaration. Determinations of the chair of a meeting pursuant to this Section 2.3(c) shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.4        Chair and Secretary of Meetings.

(a)        The Secretary of the Trust, or another officer designated by the Secretary of the Trust, shall serve as chair of the meeting. If neither the Secretary of the Trust nor any other officer designated by the Secretary of the Trust to serve as chair is present (in person or by means of remote communication) at the meeting, Shareholders may designate a chair of the meeting by the vote of a majority of the votes cast by Shareholders present in person or by proxy. The chair of the meeting may by means of remote communication call the meeting to order, preside at the meeting and adjourn the meeting in accordance with Section 2.12 of these By-Laws, regardless of whether such meeting is held in person or by means of remote communication.

(b)        An individual appointed by the Trustees or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary of the meeting. The secretary of the meeting may participate in the meeting by means of remote communication, regardless of whether such meeting is held in person or by means of remote communication.

Section 2.5        Notice of Meetings. Notice of all meetings stating the time, place and purpose or purposes of the meeting shall be delivered to each Shareholder entitled to vote at the meeting not less than ten (10) nor more than one hundred twenty (120) days prior to the date set for the meeting. For any matter to be properly before any meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of the Chief Administrative Officer or the Trustees or (ii) brought before the meeting by a Shareholder in the manner specified in Section 2.6 of these By-Laws.

Section 2.6        Requirements for Matters to be Considered.

(a)        With the exception of Shareholder proposals duly submitted in accordance with the requirements of Rule 14a-8 under the Exchange Act (or any successor provision thereto) upon which a requesting Shareholder is entitled to vote and required to be included therein by applicable law, only matters proposed by the Chief Administrative Officer or the Trustees may be included in the Trust’s proxy materials.

(b)        In the event that the Trust has called a special meeting of Shareholders for the purpose of electing one or more individuals as Trustees, a Shareholder may nominate an individual or individuals (as the case may be) for election as Trustee at such meeting only by (1) complying with all requirements under all applicable federal and state laws, including the Exchange Act and the rules and regulations thereunder, and the Declaration of Trust and these By-Laws, and (2) providing written notice (the “Nomination Notice”) that is delivered to or mailed and received at the principal executive offices of the Trust not more than one hundred twenty (120) days prior to the date set for the meeting and not later than the close of business on the later of (x) the date ninety (90) days prior to the date set for the meeting or (y) the earlier of (i) the tenth (10th) business day following the date the meeting and the number of Trustees to be elected at such meeting is first publicly announced or disclosed or (ii) five (5) days prior to the date set for the meeting.

(c)        Any such Nomination Notice shall include:

(i)        a statement in writing setting forth with respect to each individual proposed to be nominated for election as a Trustee of the Trust (each a “Proposed Nominee”):

(1)        the name, age, date of birth, business address, residence address and nationality of such Proposed Nominee;

(2)        the class and number of all Shares of each Series of the Trust owned of record or beneficially by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, as reported to such Shareholder by such Proposed Nominee;

(3)        the name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and the number of such Shares held by each such nominee holder;

(4)        a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Nomination Notice or on behalf of such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, with respect to Shares of any Series of the Trust;

(5)        any other information regarding such Proposed Nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act (or any successor provision thereto);

(6)        a description of all agreements, arrangements or understandings (whether written or oral) between such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee related to such nomination and any material interest of such Proposed Nominee Associate in such nomination, including any anticipated benefit therefrom to such Proposed Nominee Associate;

(7)        a description of all agreements, arrangements or understandings (whether written or oral) between such Proposed Nominee or each Proposed Nominee Associate of such Proposed Nominee and the nominating Shareholder or any Shareholder Associate of such nominating Shareholder related to such nomination, including with respect to the voting of any matters to come before the Trustees or any anticipated benefit therefrom to such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee;

(8)        a description of all commercial and professional relationships and transactions between or among such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and any other Person or Persons known to such Proposed Nominee or any Proposed Nominee Associate of such Proposed Nominee to have a material interest in such nomination;

(9)        a representation as to whether such Proposed Nominee is or will be an “interested person” (as defined in the 1940 Act) of the Trust and information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to make such determination;

(10)        a representation as to whether such Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees as set forth in Section 3.10 of these By-Laws, together with information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to examine such representation;

(11)        a representation as to whether such Proposed Nominee meets all applicable legal requirements relevant to service as a Trustee, including, but not limited to, Rule 10A-3 under the Exchange Act (or any successor provision thereto), Article 2-01 of Regulation S-X under the Exchange Act with respect to the Trust’s independent registered public accounting firm (or any successor provision thereto) and any other criteria established by the 1940 Act related to service as a trustee of a management investment company or the permitted composition of the board of trustees of a management investment company, together with information regarding such Proposed Nominee that will be sufficient, in the discretion of the Trustees, to examine such representation; and

(12)        any other information regarding such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, whether or not the nominating Shareholder intends to deliver a proxy statement or solicit proxies;

(ii)        the written and signed consent of each Proposed Nominee to be named as a nominee and to serve as a Trustee if elected; and

(iii)         the written and signed certification of each Proposed Nominee that (a) all information regarding such Proposed Nominee included in and/or accompanying the Nomination Notice is true, complete and accurate, (b) such Proposed Nominee is not, and will not become a party to, any agreement, arrangement or understanding (whether written or oral) with any Person other than the Trust in connection with service or action as a Trustee of the Trust that has not been disclosed to the Trust, (c) the Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees as set forth in Section 3.10 of these By-Laws at the time of their nomination, and (d) such Proposed Nominee will continue to satisfy the qualifications of persons nominated or seated as Trustees as set forth in Section 3.10 of these By-Laws at the time of their election, if elected.

(d)        In addition:

(i)        Each Proposed Nominee and/or any nominating Shareholder shall furnish any other information as the Trustees may reasonably request regarding any such Proposed Nominee and/or such nominating Shareholder, and such other information shall be received by the Secretary at the principal executive offices of the Trust not later than seven (7) calendar days after the first request by or on behalf of the Trustees for such other information was sent to such Shareholder, group of Shareholders or Proposed Nominee. Any request for any such other information that is not answered in a reasonably complete, accurate, diligent and good faith manner, or that is not timely received by the Trust in accordance with this Section 2.6(d)(i), will render the nomination ineffective for failure to satisfy the requirements of these By-Laws. If the same request for such other information is sent to multiple Persons, then the earliest such date and time on which such request for information was sent shall apply for the purpose of determining compliance with this Section 2.6(d)(i).

(ii)        Without limiting the foregoing, each Proposed Nominee shall, as required by the Trustees, complete and duly execute a questionnaire (which questionnaire shall be provided by the Trust and designed to obtain information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, would be necessary to establish that the Proposed Nominee satisfies the qualifications of persons nominated or seated as Trustees set forth in Section 3.10 of these By-Laws or would be necessary to comply with legal and regulatory requirements applicable to the Trust) (the “Questionnaire”); any Questionnaire that is not completed in a reasonably complete, diligent, accurate and good faith manner, or that is not duly executed and received by the Secretary of the Trust at the principal executive offices of the Trust not later than seven (7) calendar days after the Trustees or its designee first sends the Questionnaire to such Proposed Nominee, will render the nomination ineffective for failure to satisfy the requirements of these By-Laws.

(iii)        Each Proposed Nominee shall, as required by the Trustees, sit for an interview with one or more Trustees or their representatives, which interview may, in the discretion of the Trustees, be conducted by means of remote communication. Refusal by a Proposed Nominee to participate in such interview will render the nomination ineffective for failure to satisfy the requirements of these By-Laws.

(iv)        Each Proposed Nominee shall, as required by the Trustees, consent to and cooperate with a background screening conducted by a background screening company with experience in conducting background screenings of public company directors selected by the Trustees. Refusal by a Proposed Nominee to cooperate with such a background screening will render the nomination ineffective for failure to satisfy the requirements of these By-Laws.

(v)        Each Proposed Nominee shall, as required by the Trustees, agree to Board Conduct Policies adopted by the Trustees pursuant to Section 3.8 of these By-Laws. Refusal by a Proposed Nominee to agree to such Board Conduct Policies will render the nomination ineffective for failure to satisfy the requirements of these By-Laws.

(e)        Without limiting the foregoing, any Nomination Notice or Special Meeting Request submitted by a Shareholder shall include:

(i)        a brief written statement of the reasons why the Shareholder is making the nomination or proposal; any material interest of such Shareholder and each beneficial owner, if any, on whose behalf the nomination or proposal is made in such business; and a description of and text of any proposal to be presented (including the text of any resolutions proposed for consideration); and

(ii)         as to the Shareholder and each beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)        the name and address of such Shareholder, as they appear on the Trust’s books, and of such beneficial owners;

(2)        the class or series and number of Shares which are owned beneficially and of record by such Shareholder and such beneficial owners and their respective Shareholder Associates;

(3)        the name of each nominee holder of Shares owned beneficially but not of record by such Shareholder and such beneficial owners and their respective Shareholder Associates, and the number of such Shares held by each such nominee holder;

(4)        a description of any agreement, arrangement or understanding (whether written or oral) with respect to the nomination or proposal between or among such Shareholder and such beneficial owners, any of their respective Shareholder Associates, and any others Person or Persons (including their names) in connection with the proposal of such business and any material interest of such Person in such business, including any anticipated benefit therefrom to such Person;

(5)        a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into by, or on behalf of, such Shareholder and such beneficial owners or their respective Shareholder Associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Shareholder or such beneficial owners or their respective Shareholder Associates, with respect to Shares of the Trust; and

(6)        a description of all commercial and professional relationships and transactions between or among such Shareholder and such beneficial owners or their respective Shareholder Associates, and any other Person or Persons known to such Shareholder and such beneficial owners or their respective Shareholder Associates to have a material interest in the matter that is the subject of such notice;

(iii)        any other information relating to the Shareholder and each beneficial owner, if any, on whose behalf the nomination or proposal is made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the special meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, whether or not the Shareholder submitting the Nomination Notice or Special Meeting Request intends to deliver a proxy statement or solicit proxies;

(iv)        a representation that the Shareholder is a holder of record of Shares of the Trust entitled to vote on such nomination or proposal at such meeting and intends to appear in person or by proxy at the meeting to make such nomination or proposal; and

(v)        a representation whether the Shareholder or each beneficial owner, if any, on whose behalf the nomination or proposal is made is part of, or intends to form, a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s outstanding Shares required to elect the nominee or approve or adopt the proposal and/or (2) otherwise to solicit proxies from Shareholders in support of such nomination or proposal.

(f)        If information submitted pursuant to this Section 2.6 by a Shareholder providing a Nomination Notice or a Proposed Nominee shall be incomplete or inaccurate at the time of its submission to the Trust, the Nomination Notice shall be ineffective for failure to satisfy the requirements of these By-Laws.

(g)        If information submitted pursuant to this Section 2.6 by a Shareholder providing a Nomination Notice or a Proposed Nominee shall subsequently become incomplete or inaccurate in any way, such Shareholder or Proposed Nominee shall notify the Trust in writing of any inaccuracy or change and update and supplement such information to cause it to be complete and accurate within seven (7) calendar days of becoming aware of such inaccuracy. If such Shareholder or Proposed Nominee fails to provide such written notification and update within such period, the information that was or becomes inaccurate shall be deemed not to have been provided in accordance with this Section 2.6 and, accordingly, will render the Nomination Notice ineffective for failure to satisfy the requirements of these By-Laws.

(h)        Upon written request by the Secretary of the Trust or the Trustees, a Shareholder providing a Nomination Notice or a Proposed Nominee shall provide, within seven (7) calendar days of the sending of such request, a written certification of the accuracy of all information submitted by such Shareholder or Proposed Nominee pursuant to this Section 2.6 (as updated or supplemented pursuant to paragraph (g)) as of the date of such written request. Failure to provide such written certification in a timely manner will render the Nomination Notice ineffective for failure to satisfy the requirements of these By-Laws.

(i)        Within seven (7) calendar days after the record date for determining the Shareholders entitled to receive notice of the meeting of Shareholders, a Shareholder providing a Nomination Notice and a Proposed Nominee shall provide a written certification of the accuracy of all information submitted by each of them pursuant to this Section 2.6 (as updated or supplemented pursuant to paragraph (g)) as of the record date. Failure to provide such written certification in a timely manner will render the Nomination Notice ineffective for failure to satisfy the requirements of these By-Laws.

(j)        The notice requirements of this Section 2.6 shall be deemed satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Trust in compliance with Rule 14a-8 promulgated under the Exchange Act (or any successor provision of law) of his, her or its intention to present a proposal upon which such Shareholder is entitled to vote at a meeting of Shareholders and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Trust to solicit proxies for such special meeting. Nothing in this Section 2.6(j) shall limit the Trust’s ability to exclude such a proposal in accordance with Rule 14a-8 (or any successor provision thereto).

(k)        In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 2.6.

(l)        Except as otherwise provided by law, the chair of any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty:

(i)        to determine whether a nomination or proposal was made or proposed, as the case may be, in accordance with the procedures set forth in Section 2.6 (including whether the Shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Shareholder’s nominee or proposal in compliance with such Shareholder’s representation as required by Section 2.6), and

(ii)        if any nomination or proposal was not made or proposed in compliance with Section 2.6, to declare that such nomination or proposal shall be disregarded; provided, however, that such nomination or proposal shall not be presumed to be valid in the absence of such a declaration.

(m)        Determinations by the Trustees or the chair of a meeting of Shareholders with respect to the compliance of any proposed nomination or business and/or any information submitted to the Trust by a Shareholder or Proposed Nominee pursuant to this Section 2.6 shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

(n)        Notwithstanding anything to the contrary in this Section 2.6 or otherwise in these By-Laws, unless required by applicable law, no matter shall be considered at or brought before any meeting of Shareholders unless such matter has been deemed a proper matter for Shareholder action by the Chief Administrative Officer or the Trustees.

Section 2.7        Quorum and Action.

(a)        The holders of one-third of the Shares entitled to vote at a meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of Shareholders originally present leaves less than the proportion or number otherwise required for a quorum. For the purposes of establishing whether a quorum is present, all Shares entitled under the provisions of the Declaration of Trust or these By-Laws to vote at the meeting and present in person or by properly submitted proxy, including abstentions and broker non-votes, shall be counted.

(b)        The Shareholders shall take action by the affirmative vote of the holders of a majority of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present, except as may be otherwise required by the 1940 Act and the Declaration of Trust; provided that, with respect to the election of Trustees, the affirmative vote of a plurality of the Shares present and entitled to vote at a meeting of Shareholders at which a quorum is present shall be the act of the Shareholders with respect to such matter.

(c)        Any purported vote of any Shareholders at any meeting of Shareholders that does not meet the requirements of applicable state or federal law may be disregarded as invalid if so determined by the Trustees or the chair of such meeting. In such event, such Shares may nevertheless be counted for purposes of determining whether or not a quorum is present at such meeting.

Section 2.8        Voting.

(a) At each meeting of Shareholders, every holder of Shares then entitled to vote may vote in person or by proxy and, except as otherwise provided by the 1940 Act or the Declaration of Trust, shall have one vote for each Share, and a proportional fractional vote for each fractional Share, registered in his or her or its name.

(b)        On any matter submitted to a vote of the Shareholders of the Trust, all Shares of all Series and Classes then entitled to vote shall be voted together, except that (i) when required by the 1940 Act to be voted by individual Series or Class, Shares shall be voted by individual Series or Class, and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more Series or Classes, only Shareholders of such one or more Series or Classes shall be entitled to vote thereon.

(c)        Whenever a matter is required to be voted upon by Shareholders of the Trust in the aggregate under the Declaration or these By-Laws, the Trust may either hold a meeting of Shareholders of all Series to vote on such matter, or hold separate meetings of Shareholders of one or more of the individual Series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other and (ii) a quorum of the individual Series shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be approved.

(d)        Only Shareholders who are owners of record on the books of the Trust with respect to a Series or Class of such Series on the applicable record date will be entitled to vote on a matter. For the avoidance of doubt, the Trust shall be entitled to rely on any vote cast by a Shareholder and, without any further or independent investigation, shall deem any vote cast by a Shareholder that holds of record Shares on behalf of one or more beneficial owners of Shares to have been taken in accordance with all applicable laws and regulations governing the relationship between the Shareholder and its beneficial owners and/or any contractual provision or other arrangement with any beneficial owner of Shares holding through such Shareholder.

Section 2.9        Proxy Representation. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions, through telephonic or electronic methods of communication or via the Internet, for another person to execute his or her proxy if, in each case, such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Pursuant to a vote of the Trustees, proxies may be solicited by the Trustees in the name of one or more Trustees and/or one or more of the officers of the Trust, in each case with right of substitution. If a proxy is solicited by any Person other than the Trustees, such a proxy may be authorized by a Shareholder only by written instrument or through telephonic or electronic methods of communication or via the Internet pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting, in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Trust. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters. The determination by the Trust to accept or reject the validity of a proxy purported to be executed by a Shareholder, in the reasonable judgment of the Secretary or such other officer or agent authorized to determine the authenticity, validity and effect of proxies, acting in good faith, shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

Section 2.10        Inspectors of Election. In advance of any meeting of Shareholders, the Trustees, or at any such meeting, the Trustees or the chair of the meeting, may appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof (“Inspectors of Election”). Unless otherwise instructed by the Trustees, or by the chair of the meeting, the Inspectors of Election shall (a) determine (i) the number of Shares outstanding on the record date and entitled to vote and the number of such Shares represented at the meeting, (ii) the existence of a quorum, and (iii) the authenticity, validity and effect of proxies; (b) receive votes, ballots or consents; (c) hear and determine all challenges and questions in any way arising in connection with the right to vote; (iv) count and tabulate all votes and consents and determine the results; and (v) take such other actions as may be proper to conduct the election or vote.

Section 2.11        Conduct of Meetings. The Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as they shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Trustees, or if no such rules and regulations are so adopted, the chair of any meeting of Shareholders shall have the authority to prescribe such rules, regulations and procedures and to take all such actions as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Trustees or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other Persons as the chair of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by Shareholders; and (vii) the extent to which, if any, other participants are permitted to speak.

Section 2.12        Adjourned and Postponed Meetings. Any meeting of Shareholders, whether or not a quorum is present, may, by announcement by the chair of the meeting, be adjourned with respect to one or more or all matters to be considered at the meeting from time to time to a designated time and place (or to be held in accordance with Section 2.1(b) hereof), even if the new date of the meeting is more than one hundred twenty (120) days after the date initially set for the meeting. No notice of the adjournment need be given where the date, time and place of the meeting were announced at the time of the adjournment. Any meeting of Shareholders may be postponed prior to the meeting by the Trustees or by the officers of the Trust, and announcement of such postponement may be made by press release or other means of public communication as permitted or required by applicable law. Any adjourned or postponed meeting may reconvene or convene as designated or announced, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.13        Action by Written Consent in Lieu of Meeting of Shareholders. See Section 6.3 of these By-Laws.

Section 2.14        Rights under Contracts. For the avoidance of doubt, unless expressly set forth therein and authorized by the Trustees, Shareholders shall have no rights, privileges, claims, or remedies under any contract or agreement entered into by the Trust or any Series with any service provider or other agent to or contractor with the Trust or any Series, including, without limitation, any third party beneficiary rights.

Section 2.15        Disclosure of Shareholder Holdings. The holders of Shares shall upon demand disclose to the Trust in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code; to comply with the requirements of any other law or regulation; or as the Trustees may otherwise decide. Ownership of Shares may be disclosed by the Trust if so required by applicable law or as the Trustees may otherwise decide, consistent with any privacy policies adopted by the Trust.

ARTICLE III

TRUSTEES

Section 3.1        Qualifications, Number, and Vacancies.

(a)        Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the Commonwealth of Massachusetts. The number of Trustees of the Trust and the filling of vacancies shall be as provided in the Declaration of Trust.

(b)        The Trustees shall only be elected at a special meeting of Shareholders at which Trustees are to be elected as determined by the Trustees and set forth in the Trust’s notice of meeting pursuant to Section 2.5. Shareholders may not call a special meeting for the purpose of electing Trustees, but, if Trustees are to be elected at a special meeting of Shareholders as determined by the Trustees, Shareholders may nominate individuals for election at such meeting in accordance with Section 2.6.

Section 3.2        Powers. The business and affairs of the Trust shall be managed under the direction of the Trustees. All powers of the Trust may be exercised by or under the authority of the

Trustees, except those conferred on or reserved to the Shareholders by statute, the Declaration of Trust or these By-Laws.

Section 3.3        Meetings. Regular meetings of the Trustees may be held without notice at such times as the Trustees shall fix, except to the extent notice of such meeting is required by the Declaration of Trust, these By-Laws or applicable law, in which case at least twenty-four (24) hours’ notice shall be given. Special meetings of the Trustees may be called by the Chair of the Board of Trustees (the “Chair”) or the Chief Administrative Officer, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, twenty-four (24) hours’ notice of special meetings shall be given to each Trustee in person, by mail, by telephone, by means of electronic communication, or by any other means that reasonably may be expected to provide similar notice. Except as otherwise provided in these By-Laws, notice of special meetings need not state the purpose or purposes thereof. Meetings of the Trustees may be held at any place within or outside the Commonwealth of Massachusetts. Meetings of the Trustees or a committee of the Trustees may be held by any means of remote communication through which the Trustees may simultaneously hear each other or both at a physical location and by means of such remote communication, provided that the notice requirements have been met (or waived) and if the number of Trustees participating would be sufficient to constitute a quorum at such meeting. Subject to applicable law, participation in such meeting by means of remote communication constitutes presence at the meeting.

Section 3.4        Quorum and Action. A majority of the Trustees currently holding office, or in the case of a meeting of a committee of the Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by applicable law, these By-Laws or by the Declaration of Trust.

Section 3.5        Emergencies. Notwithstanding any other provision in the Declaration of Trust or these By-Laws, this Section 3.5 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Trustees under Section 3.4 of these By-Laws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Trustees, (i) a meeting of the Trustees or a committee of the Trustees may be called by any Trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Trustees during such an Emergency may be given upon less than the time period otherwise required by these By-Laws to as many Trustees and by such means as may be feasible at the time; and (iii) the number of Trustees necessary to constitute a quorum shall be one-third of the Trustees.

Section 3.6        Action by Written Consent in Lieu of Meetings of Trustees. See Section 6.3 of these By-Laws.

Section 3.7        Committees. The Trustees, by resolution adopted by the affirmative vote of a majority of the Trustees, may designate from their members an Executive Committee, an Audit Committee and any other committee or committees, each such committee to consist of two or more Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Trustees.

Section 3.8        Board Conduct Policies. The Trustees may from time to time require all Trustees (and any nominee or Proposed Nominee) to agree in writing as to matters of corporate governance, business ethics and confidentiality (“Board Conduct Policies”) while such person serves as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Trustees, as amended and supplemented from time to time in the discretion of the Trustees. Such Board Conduct Policies may provide that the Trustees may determine that willful violations by a Trustee of such Board Conduct Policies shall constitute willful misconduct by such Trustee.

Section 3.9        Ratification. The Trustees may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Trust or its officers to the extent that the Trustees could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Trust and its Shareholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or Shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Trustees, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 3.10        Qualifications of Persons Nominated or Seated as Trustees. After any Shares have been publicly offered, only individuals satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as a Trustee unless a majority of the Trustees then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustees or between the Trust’s investment adviser and the Trustees:

(a)        An individual nominated or seated as a Trustee shall not have been charged with a criminal offense involving moral turpitude, dishonesty or breach of trust.

(b)        An individual nominated or seated as a Trustee shall not have been convicted or have plead guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof.

(c)        An individual nominated or seated as a Trustee shall not be, and shall not at any time have been, subject to any censure, order, consent decree (including consent decrees in which the individual has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business.

(d)        An individual nominated or seated as a Trustee shall not have engaged in any conduct which has resulted in the Securities and Exchange Commission censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940.

(e)        An individual nominated or seated as a Trustee shall not be, and shall not at any time have been, ineligible to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company pursuant to Section 9(a) of the 1940 Act in the absence of an exemptive order under Section 9(c) of the 1940 Act.

(f)        An individual nominated or seated as a Trustee shall not have been charged, convicted, have pled guilty or nolo contendere, been subject to any censure, order, consent decree (including consent decrees in which the individual has neither admitted nor denied the findings) or final action or finding of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations) with respect to any conduct that pursuant to Section 9(b) of the 1940 Act could constitute a basis for the Securities and Exchange Commission to by order prohibit, conditionally or unconditionally, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for a registered investment company, regardless of whether or not any such prohibition has been ordered.

(g)        An individual nominated or seated as a Trustee shall not fail to comply with any other criteria established by or pursuant to the 1940 Act related to service as a trustee of a management investment company.

(h)        An individual nominated or seated as a Trustee shall not cause (in the case of a nomination, if seated) the Trust to fail to comply with any criteria established by or pursuant to the 1940 Act governing the permitted composition of the board of trustees of a registered investment company.

(i)        An individual nominated or seated as a Trustee shall not serve as a trustee or director (or person performing similar functions) of more than three (3) companies having securities registered under the Exchange Act or treated as public reporting companies under any comparable regulatory regime (the Trust and all other investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose).

(j)        An individual nominated or seated as a Trustee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be, have been, or have been nominated or seated as, officer, general partner, manager, managing member, member of an advisory board, trustee or director (or person performing similar functions) of any investment company registered under the 1940 Act or other collective investment vehicle that would be an investment company, as defined in the 1940 Act, but for Section 3(c)(1), 3(c)(7) or 3(c)(11) of the 1940 Act (other than the Trust and other investment vehicles having the same investment adviser as the Trust or an investment adviser in a control relationship with the investment adviser of the Trust).

(k)        Only individuals satisfying the following additional qualification requirements applicable to Non-Management Trustees may be nominated or seated to serve as Non-Management Trustees:

(i)        An individual nominated or seated as a Non-Management Trustee shall not be an “interested person” (as defined in the 1940 Act) of the Trust.

(ii)        An individual nominated or seated as a Non-Management Trustee shall not be an “affiliated person” (as defined in the 1940 Act) of the Trust or an affiliated person of such a person.

(iii)        An individual nominated or seated as a Non-Management Trustee shall not directly or indirectly own beneficially, or be a member of a group of Shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning Shareholder actions or the acquisition, disposition or voting of Shares, who together directly or indirectly own beneficially five percent (5%) or more of the outstanding Shares of any Series of the Trust (each such Person and each member of such a group, a “5% Holder”), may not control or act in concert with a 5% Holder, and may not be an immediate family member of a 5% Holder or of a Person who controls or acts in concert with a 5% Holder.

(iv)        An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such nominee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be or have been an employee, officer, general partner, manager, managing member, trustee or director (or person performing similar functions) of a 5% Holder or any Person in a control relationship with or who acts in concert with a 5% Holder.

(v)        An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such nominee shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, accept or have accepted directly or indirectly any consulting, advisory, or other compensatory fee from a 5% Holder or from any Person in a control relationship with or who acts in concert with a 5% Holder.

(vi)        An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, control or act in concert with any 12(d) Holder or any Person in a control relationship with a 12(d) Holder.

(vii)        An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, be or have been an employee, officer, general partner, manager, managing member, trustee or director (or person performing similar functions) of a 12(d) Holder or any Person in a control relationship with a 12(d) Holder or who acts in concert with a 12(d) Holder.

(viii)        An individual nominated or seated as a Non-Management Trustee shall not, and any immediate family member of such individual shall not, during the year of the election or nomination of such individual and during the immediately preceding calendar year, accept or have accepted any consulting, advisory, or other compensatory fee from a 12(d) Holder or a Person in a control relationship with a 12(d) Holder or who acts in concert with a 12(d) Holder.

Section 3.11        The Chair of the Board of Trustees. The Chair shall be elected from among the Trustees. He or she shall when present, preside at all meetings of the Trustees. He or she shall perform all duties incident to the office of Chair of the Board and such other duties as from time to time may be assigned to him or her by the Trustees or by these By-Laws.

Section 3.12        No Increased Liability For Certain Trustees. The appointment, designation, or identification (including in any proxy or registration statement or other document) of a Trustee as Chair, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert) or as having experience, attributes or skills in any area, or any other appointment, designation, or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation, or identification, and no Trustee who has special attributes, skills, experience, or expertise, or is appointed, designated, or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation, or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.

ARTICLE IV

OFFICERS

Section 4.1        Number and Qualifications. The officers of the Trust shall include a Chief Administrative Officer, a Controller, one or more Vice Presidents, a Treasurer, a Secretary and the Chief Compliance Officer. Any two or more offices may be held by the same person. Unless otherwise determined by the Trustees, each officer shall be appointed by the Trustees for a term which shall continue until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Trustees may from time to time elect, or delegate to the Chair or the Chief Administrative Officer, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Trust. Such other officers shall hold office for such terms as may be prescribed by the Trustees or by the appointing authority. The Chair is not deemed to be an officer of the Trust by virtue of serving as Chair.

Section 4.2        Resignations. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Trustees, the Chair, the Chief Administrative Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3        Removal. The Chief Administrative Officer, the Controller, any Vice President, the Treasurer, the Secretary or the Chief Compliance Officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Trustees present at a duly convened meeting of the Trustees. Any other officer may be removed at any time, with or without cause, by the Chair, the Chief Administrative Office or the Trustees.

Section 4.4        Vacancies. A vacancy in the office of the Chief Administrative Officer, the Controller, any Vice President, the Treasurer, the Secretary or the Chief Compliance Officer

because of death, resignation, removal, disqualification or any other cause, may be filled by appointment made by the Trustees, and the vacancy of any other office may be filled by appointment made by the Chair or the Chief Administrative Officer.

Section 4.5        The Chief Administrative Officer. The Chief Administrative Officer shall be the chief executive and operating officer of the Trust and, subject to the oversight of the Board, he or she shall have general authority over and general management and control of the business and affairs of the Trust. In general, he or she shall discharge all duties incident to the offices of Chief Administrative Officer, chief executive, chief operating officer and president of the Trust and such other duties as may be prescribed by the Trustees from time to time. The Chief Administrative Officer shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Shares of the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Without limiting the foregoing, the Chief Administrative Officer shall have any and all of the powers and duties, if any, assigned to the President of the Trust under the Declaration of Trust.

In the absence of the Chief Administrative Officer or in the event of his or her disability, or inability to act or to continue to act, the Trustees may appoint a temporary Chief Administrative Officer who, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer. In the absence of any such appointment, the Secretary shall perform the duties of the Chief Administrative Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Administrative Officer.

Section 4.6        Vice Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him or her by the Trustees or the Chief Administrative Officer.

Section 4.7        Controller. The Controller shall serve as chief accounting officer and in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him or her by the Trustees or the Chief Administrative Officer.

Section 4.8        Treasurer. The Treasurer shall in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees or the Chief Administrative Officer.

Section 4.9        Secretary. The Secretary shall:

(a)        keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Trustees, the committees of the Trustees and the Shareholders;

(b)        see that all notices are duly given in accordance with the provisions of these By-Laws and as required by applicable law;

(c)        be custodian of the records of the Trust, other than those kept by other officers or agents;

(d)        see that the books, reports, statements, certificates and other documents and records required by applicable law to be kept and filed are properly kept and filed; and

(e)        in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees or the Chief Administrative Officer.

Section 4.10        Chief Compliance Officer. The Chief Compliance Officer shall be the principal compliance officer of the Trust. The Chief Compliance Officer shall have the authority, duties and responsibilities of a chief compliance officer as set forth in Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall be appointed by, and may only be removed by, and his or her compensation shall be subject to approval of, the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act.

Section 4.11        Compensation. The compensation, if any, of all officers shall be fixed by the Trustees.

ARTICLE V

SHARES

Section 5.1        Shares. Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with the Declaration of Trust (each, a “Transfer Agent”) in uncertificated form, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Declaration of Trust, provided however that the Trust on behalf of a Series may issue one or more global certificates to a depository or similar agency in connection with the book-entry holding of Shares.

Section 5.2        Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares. Except as may be otherwise provided by applicable law or these By-Laws, the person in whose name Shares stand on the books of the Trust (a “Record Shareholder”) shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

Section 5.3        Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares of the Trust.

Section 5.4        Record Date; Certification of Beneficial Owner.

(a)        The Trustees may fix a date, or may authorize the officers to fix a date, not more than one hundred twenty (120) days before the date of a meeting of Shareholders as the date for the determination of the holders of Shares entitled to notice of and entitled to vote at the meeting or any adjournment thereof. In the event for any reason a new record date is set for a meeting of Shareholders, a proxy received by the Trust from a Shareholder who was a Record Shareholder on both the record date originally set for the meeting and the new record date for such meeting shall remain in full force and effect unless explicitly revoked by such Shareholder.

(b)        The Trustees may fix a date for determining Shareholders entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Shares.

(c)        In the absence of a record date fixed in accordance with the provisions above, (i) the date for determination of Shareholders entitled to notice of and entitled to vote at a meeting of Shareholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining Shareholders entitled to receive payment of any dividend or distribution shall be the close of business on the day on which the resolution of the Trustees is adopted.

(d)        A resolution approved by the affirmative vote of a majority of the Trustees present may establish a procedure whereby a Shareholder may certify in writing to the Trust that all or a portion of the Shares registered in the name of the Shareholder are held for the account of one or more beneficial owners. Upon receipt by the Trust of the writing in accordance with such procedure, if established, the persons specified as beneficial owners, rather than the actual Shareholders, are deemed the Shareholders for the purposes specified in the writing.

ARTICLE VI

MISCELLANEOUS

Section 6.1        Fiscal Year. The fiscal year of each Series of the Trust shall be as fixed by the Trustees of the Trust.

Section 6.2        Notice and Waiver of Notice.

(a)        Any notice of a meeting required to be given under these By-Laws to Shareholders or Trustees, or both, may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or (ii) by attendance at the meeting, including in the case of a Shareholder, by proxy.

(b)        Except as otherwise specifically provided herein or by applicable law, all notices required by these By-Laws shall be printed or written, and shall be delivered either personally, by telecopy, telegraph or cable, by electronic transmission, posting on a website, or by mail or courier or delivery service, and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Shareholder or Trustee at his or her address as it appears on the records of the Trust.

Section 6.3        Action by Written Consent in Lieu of Meeting.

(a)        An action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting by written action signed by all Shareholders entitled to vote on that action. The written action is effective when it has been signed by all such Shareholders, unless a different effective time is provided in the written action.

(b)        An action which is required or permitted to be taken at a meeting of the Trustees or a committee of the Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Trustees or committee, as the case may be, at which all Trustees were present. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

Section 6.4        Provisions in Conflict with Law or Regulations. The provisions of these By-Laws are severable. If any provision of these By-Laws shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such provision, or such part or parts thereof, in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction. In the event of any inconsistency between the terms of these By-Laws and the terms of the Declaration of Trust or applicable law, the terms of the Declaration of Trust or of such applicable law shall control. No provision of these By-Laws shall be effective to require a waiver of compliance with any provision of, or restrict any Shareholder rights expressly granted by, the Securities Act, the Exchange Act or the 1940 Act, or of any valid rule, regulation, or order of the Securities and Exchange Commission thereunder.

Section 6.5        Derivative and Direct Actions.

(a)        No Shareholder may bring a derivative or similar action or proceeding in the right of or name of or on behalf of the Trust or any Series or Class to recover a judgment in its favor (a “derivative action”) unless each of the following conditions is met:

(i)        The Shareholder (the “Complaining Shareholder”) was a Shareholder of the Trust or, if brought in the right of or name of or on behalf of a Series or Class, of the Series or Class on behalf of or in the right of or name of which the derivative action is proposed to be brought (the “affected Series or Class”) at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time, provided however that a claim may not be brought in the right of or name of or on behalf of the Trust unless the action or failure to act complained of affects all of the Series and Classes of the Trust in the same manner, and a claim may not be brought in the right of or name of or on behalf of a Series or Class, unless the action or failure to act complained of affects that affected Series or Class;

(ii)        The Complaining Shareholder was a Shareholder of the Trust or, if brought in the right of or name of or on behalf of a Series or Class, the affected Series or Class at the time the demand required by subparagraph (iii) below was made;

(iii)        Prior to the commencement of such derivative action, the Complaining Shareholder has made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the Trust or the affected Series or Class (a “demand”), which demand shall include at least the following:

(1)        a copy of the proposed derivative complaint, setting forth a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made, and the reasonably estimated damages or other relief sought;

(2)        a statement to the effect that the Complaining Shareholder believes in good faith that the Complaining Shareholder will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the rights of the Trust, or, if applicable, the affected Series or Class, and an explanation of why the Complaining Shareholder believes that to be the case;

(3)        a certification that the requirements of subparagraphs (i) and (ii) of this paragraph (a) have been met, as well as information and documentation reasonably designed to allow the Trustees to verify that certification;

(4)        a list of all other derivative or class actions in which the Complaining Shareholder is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs, and the outcome or current status of such actions;

(5)        a certification by the Complaining Shareholder of the number of Shares of the Trust or, if brought in the right of or name of or on behalf of a Series or Class, the affected Series or Class owned beneficially or of record owned beneficially or of record by the Complaining Shareholder at the time set forth in subparagraphs (i) and (ii) of this paragraph (a) and an undertaking that the Complaining Shareholder will be a Shareholder of the Trust or, if applicable, the affected Series or Class, as of the commencement of and throughout the derivative action and will notify the Trust in writing of any sale, transfer, or other disposition by the Complaining Shareholder of any such Shares within three (3) business days thereof; and

(6)        an acknowledgement of paragraph (e) below; and

(iv)        the derivative action has not been barred in accordance with paragraph (c) below.

(b)        Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements above, those Trustees who are independent for purposes of considering the demand (as used in this Section 6.5, the “independent Trustees”) will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series or Class, as applicable, or if the matter should be submitted to a vote of Shareholders to the extent permitted under Section 1 of Article IX of the Declaration of Trust. If, during this 90-day period, the independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, or if a decision is made to submit the matter to a vote of Shareholders, the independent Trustees may extend the 90-day period by a period of time that the independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period, or, if the decision is made to submit the matter to a vote of Shareholders, not to exceed such period as the Trustees shall determine is reasonable and practical for the submission of the matter to Shareholders (such 90-day period, as may be extended as provided hereunder, the “review period”). Written notice of any such decision to extend the review period shall be sent to the Complaining Shareholder, or the Shareholder’s counsel if represented by counsel, within five (5) business days of any decision to extend the period. Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his or her service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders.

(c)        If the demand has been properly made under paragraph (a) of this Section 6.5, and a majority of the independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series or Class, as applicable, the demand shall be rejected and the Complaining Shareholder shall not be permitted to maintain a derivative action unless the Shareholder first sustains the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall either cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively, or permit the Complaining Shareholder to proceed derivatively, provided however that any counsel representing the interests of the Trust or the affected Series or Class shall be approved by the Trustees. Notwithstanding the foregoing, in their sole discretion, the Trustees may, as and to the extent provided in Section 1 of Article IX of the Declaration of Trust, submit the matter to a vote of Shareholders of the Trust or the affected Series or Class and if so submitted, any decision by the independent Trustees to bring or maintain a court action, proceeding, or suit on behalf of the Trust shall be subject to any right of the Shareholders under Section 1 of Article IX of the Declaration of Trust to vote, by vote of a majority of the outstanding voting securities of the Trust (as defined in the 1940 Act), on whether or not such court action, proceeding, or suit should or should not be brought or maintained. Any decision by the independent Trustees to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholder of any decision reached under this paragraph (c) by sending written notice to the Complaining Shareholder, or the Shareholder’s counsel, if represented by counsel, within five (5) business days of such decision having been reached.

(d)        If notice of a decision has not been sent to the Complaining Shareholder or the Shareholder’s counsel within the time permitted by paragraph (c) above, and subparagraphs (i) through (iv) of paragraph (a) above have been complied with, the Complaining Shareholder shall not be barred by these By-Laws from commencing a derivative action.

(e)        No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust or an affected Series or Class where the matters alleged (if true) would give rise to a claim by the Trust or by the Trust on behalf of an affected Series or Class, unless the Shareholder has suffered an injury distinct from that suffered by the Shareholders of the Trust or the affected Series or Class, generally, and a direct action may not be brought with respect to the Trust unless the action or failure to act complained affects all of the Series and Classes of the Trust in the same manner, and a direct action may not be brought with respect to a Series or Class, unless the action or failure to act complained of affects that affected Series or Class. Without limiting the generality of the foregoing, claims to vindicate a Shareholder’s contractual voting rights constitute direct claims only when the alleged injury to the Shareholder relating to the claim about his, her, or its voting rights is distinct from injury alleged to be suffered by the Shareholders of the Trust, or the affected Series or Class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Trust or, as applicable, the affected Series or Class against which the direct action is brought, at the time of the injury complained of, or have acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time.

(f)        Any claim subject to this Section 6.5 shall be subject to Article VIII of these By-Laws.

ARTICLE VII

BOOKS AND RECORDS

Section 7.1        Inspection of Books and Records.

(a)        Upon at least five (5) business days advance written notice to the Trust, a Shareholder of any Series or Class of a Series is entitled to inspect and copy, during regular business hours at the office where they are maintained, copies of any of the following records of the Trust or any Series thereof or Class of a Series thereof of which he or she is a Shareholder:

(i)        the Declaration of Trust and all amendments thereto currently in effect;

(ii)        these By-Laws and all amendments thereto currently in effect;

(iii)        resolutions adopted by the Trustees creating one or more Series or Classes of Shares, and fixing their relative rights, preferences, and limitations, if any Shares issued pursuant to those resolutions are outstanding;

(iv)        with respect to the Trust, or a Series or Class thereof, as applicable, the minutes of all Shareholders’ meetings, and records of all action taken by Shareholders without a meeting, for the past three (3) years;

(v)        with respect to the Trust, or a Series or Class thereof, as applicable, all written communications to Shareholders generally within the past three (3) years;

(vi)        a list of the names and business addresses of the current Trustees and officers; and

(vii)        the most recent annual report delivered to the Secretary of State of the Commonwealth of Massachusetts.

(b)        With respect to the Trust, or a Series or Class thereof, as applicable, upon at least five (5) business days advance written notice to the Trust, a Shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained, copies of any of the following records of the Trust, only to the extent that the written notice describes with reasonable particularity the purpose of the demand and the records the Shareholder desires to inspect, the demand is made in good faith and for a proper purpose, the records requested are directly connected with such purpose, and the Trustees shall not have determined in good faith that disclosure of the records sought would adversely affect the Trust in the conduct of its business or constitute material non-public information at the time when the Shareholder’s notice of demand to inspect and copy is received by the Trust:

(i)        with respect to the Trust, or a Series or Class thereof, as applicable, excerpts from minutes reflecting action taken at any meeting of the Trustees, records of any action of a committee of the Trustees while acting in place of the Trustees on behalf of the Trust, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Trustees without a meeting, to the extent not subject to inspection under Section 7.1(a);

(ii)        with respect to the Trust, or a Series or Class thereof, as applicable, the financial statements of the Trust, or such Series or Class, as applicable, and the supporting schedules reasonably necessary to verify any line item on those financial statements; and

(iii)        a list of the names and addresses of all Shareholders of record, in alphabetical order by Series and Class, showing the number and Class of Shares of a Series held by each Shareholder of record.

Section 7.2        Scope of Inspection.

(a)        The Trust may satisfy the right of a Shareholder to copy records under Section 7.1 by furnishing to the Shareholder copies by photocopy or other means chosen by the Trust, including copies furnished through an electronic transmission or by directing the Shareholder to a publicly accessible website, if available, where copies of any such records are available electronically.

(b)        The Trust may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the Shareholder, which charge shall not exceed the estimated cost of production, reproduction, transmission or delivery of the records.

(c)        The Trust may impose reasonable restrictions on the use or distribution of records by the demanding Shareholder, including by requiring the Shareholder to enter into a confidentiality agreement on terms acceptable to the Trustees in their sole discretion.

(d)        Any determinations made by the Trustees related to a Shareholder’s request to inspect the Trust’s books and records pursuant to this Article VII, including, but not limited to, (i) whether such demand is made in good faith and for a proper purpose, (ii) whether the records requested are directly connected with such purpose, (iii) whether disclosure of the records sought would adversely affect the Trust in the conduct of its business or (iv) whether the records sought constitute material non-public information, shall be conclusive and any Shareholder challenging such determination shall have the burden of proving that the Trustees acted in bad faith in making any such determination.

(e)        A Shareholder of a particular Series or Class of a Series of the Trust shall not be entitled in such capacity to inspect records on behalf of any other Series or Class of Series of the Trust. No Shareholder shall have any right to inspect any records, accounts, books or documents of the Trust except as provided for by this Article VII or otherwise authorized by the Trustees.

ARTICLE VIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION; WAIVER OF JURY TRIAL

Section 8.1        Exclusive Forum for Certain Litigation. Unless the Trust consents in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts (Boston Division) or, to the extent such court does not have jurisdiction, the Business Litigation Session of the Massachusetts Superior Court in Suffolk County, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any Trustee or officer or other employee of the Trust to the Trust or to the Shareholders of the Trust, (c) any action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust arising pursuant to Massachusetts business trust law or the Declaration of Trust or these By-Laws, or (d) any other action asserting a claim against the Trust or any Trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine (“Covered Action”). If a Shareholder or group of Shareholders bring a Covered Action in a jurisdiction other than as specified above, and venue for such Covered Action is subsequently changed through legal process to the United States District Court for the District of Massachusetts or the Superior Court of Suffolk County for the Commonwealth of Massachusetts, such Shareholder(s) shall reimburse all expenses incurred by the Trust or any other person in effecting such change of venue. This Article VIII does not apply to any claim under the U.S. federal securities laws.

Section 8.2        Waiver of Jury Trial. In any Covered Action, there shall be no right to a jury trial. THE RIGHT TO A TRIAL BY JURY IS EXPRESSLY WAIVED BY THE PARTIES TO SUCH COVERED ACTION TO THE FULLEST EXTENT PERMITTED BY LAW.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended or repealed, or new By-Laws may be adopted, by a vote of a majority of the Trustees at any meeting thereof or by action of the Trustees by written consent in lieu of a meeting. These By-Laws may not be amended or repealed and new By-Laws may not be adopted by the Shareholders of the Trust.

ARTICLE X

DEFINITIONS

Section 10.1        Capitalized Terms. All words and terms capitalized in these By-Laws and not defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration of Trust.

Section 10.2        Certain Definitions. As used in these By-Laws, the following term shall have the meanings ascribed to them:

(a)        “12(d) Holder” shall mean any investment fund (as defined herein), but excluding any investment fund managed by the Trust’s investment adviser or an investment adviser in a control relationship with the Trust’s investment adviser, and any company or companies controlled by such investment fund in the aggregate owning beneficially or of record (A) more than three percent (3%) of the outstanding voting Shares of the Trust, (B) securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Trust and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment fund making such investment and any company or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser, investment manager, general partner or managing member (or investment advisers, investment managers, general partners or managing members in a control relationship) and companies controlled by such investment funds, more than ten percent (10%) of the total outstanding Shares of the Trust.

(b)        “1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(c)        “beneficial owner” of a security shall mean any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security. A Person shall be deemed to be the beneficial owner of shares if that Person has the right to acquire beneficial ownership of such shares at any time, whether or not within sixty days of the date of such determination. “Beneficially own,” “own beneficially” and related terms shall have correlative meaning.

(d)        “control” shall mean the power to exercise a controlling influence over a Person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.

(e)        “control relationship” with respect to any Person shall mean control over such Person, being controlled by such Person or being under common control with such Person.

(f)        “immediate family member” shall mean shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).

(g)        “investment fund” shall mean any collective investment vehicle, including the Trust, primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act).

(h)        “Non-Management Trustee” shall mean a Trustee who is not an “interested person” (as defined in the 1940 Act) of the Trust’s investment adviser.

(i)        “Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(j)        “Proposed Nominee Associate” of any Proposed Nominee shall mean (i) any person acting in concert with such Proposed Nominee, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Proposed Nominee (other than a Shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Proposed Nominee or such Proposed Nominee Associate.

(k)        “publicly announced or disclosed” shall mean disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser.

(l)        “Shareholder Associate” of any Shareholder shall mean (i) any person acting in concert with such Shareholder, (ii) any beneficial owner of Shares of the Trust owned of record or beneficially by such Shareholder (other than a Shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Shareholder or such Shareholder Associate.

EXHIBIT A

NUVEEN OPEN-END FUNDS

(Organized as Massachusetts Business Trusts)

Updated as of October 20, 2021

Trust

Nuveen Investment Trust

Nuveen Investment Trust II

Nuveen Investment Trust III

Nuveen Investment Trust V

Nuveen Managed Accounts Portfolio Trust

Nuveen Municipal Trust

Nuveen Multistate Trust I

Nuveen Multistate Trust II

Nuveen Multistate Trust III

Nuveen Multistate Trust IV